MAVEN RECEIVES SALES AMENDMENT TO HEALTH CANADA LICENSE

License amendment permits sales of craft cannabis products to retailers across Canada

Vernon, British Columbia - November 8, 2021 - Maven Brands Inc. (CSE: MJ) (OTC Pink: TRLFF) (FSE: TLAA) ("Maven" or the "Company") has received an amendment to its Standard Processing License for the Sale of Dried Cannabis. The Company is now permitted to sell dried cannabis products directly to provincial distributors, retailers in select provinces, and licensed sellers of medical cannabis.

The sales amendment marks the final regulatory step required to launch operations at the Company's craft cannabis processing facility, including a path-to-market services program for micro-cultivators. Maven intends to immediately leverage the amended license to secure craft flower from its micro-cultivator client base and begin the process of distributing products to the Canadian market.

"The sales amendment is a significant milestone for the company, which allows us to monetize our leading-edge facility and fulfill our vision to bring quality craft cannabis to the regulated market," said Maven CEO Darcy Bomford. "Today, the fundamentals of our business plan are in place. Maven is now able to generate revenue and is ultimately on the path towards profitability."

"The approval of our sales amendment is a huge step forward in bringing to life our craft-focused vision to provide path-to-market services for B.C.'s celebrated micro-cultivators," said Andrew Gordon, VP of Strategic Growth. "Achieving the ability to sell dried cannabis products directly to provincial distributors and retailers represents the culmination of a lot of hard work and dedication by our entire team. We are excited that we can now open our doors to the craft community and get to work bringing the best in craft to market for consumers across Canada!"

Maven recently announced a private placement under an offering memorandum exemption which gives institutional investors and the general public the ability to invest in the Company's innovative business model. To learn more, please visit www.mavenbrands.ca.

About Maven Brands Inc.

Maven is a Licensed Producer of cannabis preparing to launch a program to provide path-to-market services for micro-cultivators. The program will operate from the Company's 19,500 square foot facility in Lumby, British Columbia, and offer a full suite of in-house processing services to the craft cannabis community.

www.mavenbrands.ca

Investor Contact:
Darcy Bomford
Chief Executive Officer
Darcy@mavenbrands.ca
1 (250) 275-6063

Media Inquiries: media@mavenbrands.ca

Cautionary and Forward-Looking Statements

"This news release contains "forward-looking statements" including, among other things, statements relating to the ability to execute on its business plan to generate revenue in excess of expenses and the expected market for craft cannabis products and statements relating to the completion, timing, and size of the proposed offering. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking information is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of Maven to be materially different from those expressed or implied by such forward-looking information, including but not limited to: the market for the Company's products and services with the craft cannabis community, the retail market place for craft cannabis, the ability of the Company to generate revenue in excess of its expenses, whether or not the Company will offer the units or consummate the offering, the final terms of the offering, and use of proceeds under the offering, economic, competitive, geopolitical, and social uncertainties; regulatory risks; and other risks related to the cannabis industry. Forward-looking statements in this press release are expressly qualified by this cautionary statement. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligations to update publicly or to revise any of the included forward-looking statements, whether because of new information, future events or otherwise, except as expressly required by applicable securities law."

The Canadian Securities Exchange (operated by CNSX Markets Inc.) has neither approved nor disapproved of the contents of this press release.